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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-K

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                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): May 18, 2005

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                                Morgan Stanley
            (Exact name of registrant as specified in its charter)

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
               Delaware                          1-11758                      36-3145972
   (State or other jurisdiction of        (Commission File Number)          (IRS Employer
            incorporation)                                                 Identification No.)

       1585 Broadway, New York, New York                           10036
    (Address of principal executive offices)                    (Zip Code)

      Registrant's telephone number, including area code: (212) 761-4000

                                Not Applicable
         (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| | Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

| | Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 8.01.  Other Events.


The following disclosure supplements the disclosure regarding Coleman (Parent) Holdings, Inc. v. Morgan Stanley & Co., Inc. (the "Coleman litigation") made by Morgan Stanley (the "Company") in previous filings under the Securities Exchange Act of 1934.

On May 18, 2005, the jury in the Coleman litigation awarded $850 million in punitive damages to Coleman (Parent) Holdings, Inc. ("CPH") with respect to CPH's claims against Morgan Stanley & Co. Incorporated ("MS&Co."), a subsidiary of the Company. This amount is in addition to the compensatory damages that the jury awarded CPH on May 16, 2005. The Court will determine whether pre-judgment interest should be awarded to CPH and what amounts should be deducted from the award because of the settlements of related claims CPH entered into with others. Once a final judgment is entered, MS&Co. will appeal and move to stay the judgment pending appeal. The Company believes that it is financially strong and this latest development, while disappointing, will not impede its ability to serve its clients and grow its business. The Company previously established a reserve of $360 million for the Coleman litigation. The Company will reassess the level of reserve required as a result of this development.

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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            MORGAN STANLEY
                                            (Registrant)


                                            By:  /s/ Ronald T. Carman
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                                               Name:   Ronald T. Carman
                                               Title:  Assistant Secretary


Date: May 18, 2005